                                                     AFFYMETRIX.FINAL DA.4.20.98

                  ENZO DIAGNOSTICS, INC. - AFFYMETRIX, INC.
                          DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT, effective upon acceptance by both parties below, is by and between ENZO DIAGNOSTICS, INC. ("ENZO"), a New York corporation having its principal place of business at 60 Executive Boulevard, Farmingdale, New York 11735-4716, and AFFYMETRIX, INC. and its affiliates ("AFFYMETRIX"), a California corporation having its principal place of business at 3380 Central Expressway, Santa Clara, California 95051.

WHEREAS, ENZO holds rights to certain patents listed in EXHIBIT A ("PATENTS"), and it warrants that it can grant the distributorship rights under this AGREEMENT;

WHEREAS, ENZO manufactures and/or sells certain products listed in EXHIBIT B ("PRODUCTS") and/or certain components of the PRODUCTS ("LABELING AND DETECTION COMPONENTS") defined below, the manufacture, sale or use of which is covered by claims of one or more PATENTS (EXHIBIT A);

WHEREAS, ENZO owns or holds the rights to patent applications, proprietary technology and know-how, trade secrets, and other technical and/or confidential information, that was developed by ENZO or developed on its behalf; and

WHEREAS, AFFYMETRIX wishes to market and distribute directly or through its designated affiliates and distributors, and to use said PRODUCTS as provided hereunder in connection with arrays including GeneChip-Registered Trademark-products and GeneChip-Registered Trademark- assays;

NOW, THEREFORE, in consideration of the good and valuable mutual agreements hereinafter set forth, the parties hereto agree to the provisions below.


DEFINITIONS:

AFFYMETRIX AFFILIATE shall mean any corporation, company, partnership, joint venture and/or firm which is controlled by AFFYMETRIX. For purposes of this Section, "control" shall mean, in the case of corporations (or foreign equivalents of corporations), direct ownership of 50% or more of the stock having the right to vote for directors of such corporation or, in the case of partnerships, 50% or more of the ownership interest in such partnership. AFFYMETRIX Affiliates covered by this AGREEMENT, if any, will be listed in EXHIBIT C. Other AFFYMETRIX Affiliates may be added to EXHIBIT C upon written notice from AFFYMETRIX to ENZO, for the latter's written acceptance, which will not be unreasonably withheld.

------------------------
THE SYMBOL "**" IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH
THE COMMISSION.

AFFYMETRIX DISTRIBUTOR shall mean a bona fide distributor of Affymetrix probe array products, which distributor is required to engage in substantive marketing, distribution, and/or market development activities on behalf of AFFYMETRIX. AFFYMETRIX Distributors covered by this AGREEMENT if any, will be listed in EXHIBIT D. Other AFFYMETRIX Distributors may be added to EXHIBIT D upon written notice from AFFYMETRIX to ENZO, for the latter's written acceptance, which will not be unreasonably withheld. For purposes of this AGREEMENT and this definition, all manufacturer's representatives of AFFYMETRIX are considered to be AFFYMETRIX Distributors, and are also listed in EXHIBIT D.

AFFYMETRIX means Affymetrix, Inc., including AFFYMETRIX Affiliates and AFFYMETRIX Distributors.

ENZO means Enzo Diagnostics, Inc.

PRODUCT means an individual reagent, component or combination thereof including kits for use in nucleic acid labeling and detection, the manufacture, use or sale of which is covered by one or more claims of ENZO PATENTS (EXHIBIT A), the PRODUCTS being listed in EXHIBIT B.

LABELING AND DETECTION COMPONENT means a PRODUCT which comprises a labeling and detection system manufactured by ENZO for labeling and detecting nucleic acids, such labeling and detection methods being also covered by one or more claims of ENZO's PATENTS.

QUALIFICATION means the demonstrated performance of a PRODUCT in an assay for which such PRODUCT is intended as set forth in a PRODUCT specification.


1.   DISTRIBUTOR APPOINTMENT

During the term of this AGREEMENT, ENZO hereby appoints AFFYMETRIX to act as its nonexclusive worldwide distributor for the distribution and sale of only the PRODUCTS listed in EXHIBIT B, and AFFYMETRIX accepts such appointment and agrees to act as such distributor under the terms and conditions set forth herein. During the term of this AGREEMENT, ENZO agrees to manufacture and/or supply the PRODUCTS to AFFYMETRIX under the terms set forth herein.

AFFYMETRIX hereby agrees:

a.   not to purchase any PRODUCTS from other suppliers or manufacturers;

b.   not to manufacture PRODUCTS except as otherwise stated in this AGREEMENT;

c. to rely on ENZO as its sole source of PRODUCTS, including PRODUCTS for the arrays including the GeneChip-Registered Trademark- arrays and GeneChip-Registered Trademark- assays;

d. not to use any PRODUCT(s) to manufacture other PRODUCTS or other products, except for quality control purposes or for developing new gene chip products under specific authorization from ENZO as provided in Section 5 below;

e. that all PRODUCTS distributed by AFFYMETRIX are for distribution in the research market for research use only; and that it is expressly understood that the PRODUCTS are not intended for nor will they be used for diagnostic purposes or as therapeutic agents; and

f. that except for distribution under the terms and conditions of this AGREEMENT and authorized use as provided in Section 5 below, purchase of PRODUCTS does not include any right or license to exploit the PRODUCTS commercially, including any right or license to sell the PRODUCTS to other distributors (except as listed in EXHIBIT D), and that any other commercial use or development of these PRODUCTS or development using these PRODUCTS without the express prior written authorization of ENZO is strictly prohibited.

ENZO hereby agrees:

a. to use reasonable efforts in QUALIFICATION of the PRODUCTS as set forth in the PRODUCT specifications;

b. to manufacture and/or supply the PRODUCTS (EXHIBIT B) in accordance with commercially reasonable practices and as set forth in Sections 5, 8, and 9; and

c. to manufacture and/or supply such PRODUCTS to meet the relevant specifications accepted by both ENZO and AFFYMETRIX.

2.   RELATIONSHIP BETWEEN ENZO AND AFFYMETRIX

Nothing herein creates or constitutes a partnership, joint venture, or an agreement of agency between the parties with respect to any activities whatsoever. The relationship between ENZO and AFFYMETRIX shall be that of seller and buyer, and neither party shall conclude any contract or agreement or make any commitment, representation or warranty which binds or purports to bind the other party or otherwise act in the name of or on behalf of the other party.

ENZO and AFFYMETRIX agree that the distribution relationship between them does not constitute, nor does it imply, a license of any of ENZO's technology or patents, nor does it abrogate any of ENZO's rights under its patents. ENZO maintains full rights under its PATENTS. The foregoing statements are paramount to this AGREEMENT.


3.   ASSIGNMENT

This AGREEMENT may not be assigned or otherwise transferred by AFFYMETRIX without the prior written consent of ENZO, except in the case of a reorganization or reincorporation of AFFYMETRIX, in which case this AGREEMENT may be assigned. Any attempted assignment or transfer without such consent shall be void AB INITIO. In the case of an outright bona fide purchase by a third party of all of AFFYMETRIX's relevant significant probe array assets, ENZO will not unreasonably withhold its consent to the assignment or transfer of this AGREEMENT by AFFYMETRIX to such third party. Any such third party will be subject to all of the provisions and obligations of this AGREEMENT. In the event that ENZO consents to the assignment or transfer of this AGREEMENT, then the provisions of Section 16 below with respect to termination will be shortened from six (6) months to four (4) months.

Notwithstanding any of the provisions of the preceding paragraph, the authorized use rights from ENZO to AFFYMETRIX described in further detail in Section 5 below cannot be assigned or otherwise transferred by AFFYMETRIX under any circumstances, unless prior written approval from ENZO is first obtained.


4.   PAST SALES AND ACTIVITIES

AFFYMETRIX and ENZO agree that as between [**.]

5.   PRODUCTS AND PRICE AND PAYMENT

PRODUCTS covered by this AGREEMENT are listed in EXHIBIT B. The price to AFFYMETRIX will be [**.] For new or modified PRODUCTS not listed in EXHIBIT B, the transfer price to AFFYMETRIX for each PRODUCT will be [**.] ENZO has the right to adjust prices to AFFYMETRIX after providing AFFYMETRIX with [**] written notice. Any price adjustment will affect future purchases, but will not affect those already under existing firm purchase order commitment. ENZO will not [**] as described further below in this section.

Notwithstanding the provisions of Section 8 below, ENZO, may, at its sole discretion and upon written notice to AFFYMETRIX, designate another party as an interim manufacturer to manufacture certain PRODUCTS or certain components of PRODUCTS for ENZO. Upon written notice to AFFYMETRIX, ENZO may, at its sole option, either resume manufacturing such PRODUCT(s) or such PRODUCT components itself, or it may designate another alternate manufacturer.

New products may be added to this AGREEMENT and will be considered PRODUCTS and listed in EXHIBIT B upon the consent of ENZO and AFFYMETRIX.

ENZO agrees to permit AFFYMETRIX to use PRODUCTS and ENZO's confidential information ("C.I.") as defined in Section 14 below only for the following purposes and AFFYMETRIX agrees that its use of same shall be limited to:

     (a)  performing quality control procedures for the PRODUCTS;
     (b) optimizing the function of GeneChip-Registered Trademark- products and GeneChip-Registered Trademark- Assays; and
     (c)  developing new gene chip products.

If any invention or product is conceived during the course of AFFYMETRIX' use of the PRODUCTS and/or ENZO's C.I. and is directed to the PRODUCTS, or their use, or improvements thereto, [**,] and [**.]

AFFYMETRIX agrees to reimburse ENZO for its costs and reasonable overhead incurred in the development of any new PRODUCTS or products as reasonably requested by AFFYMETRIX and approved in writing by both parties.

6.   TERMS OF PAYMENT AND AUDIT

Payment shall be net thirty (30) days from delivery of PRODUCT.

     At the end of each calendar year, AFFYMETRIX will additionally pay ENZO an amount equal to [**] for PRODUCTS sold hereunder to account for the distribution, sales and services provided by use of the GeneChip-Registered Trademark- arrays or array sets in those instances where PRODUCTS were purchased from ENZO in quantities less than would be used in conjunction with the GeneChip-Registered Trademark- arrays or array sets associated with a PRODUCT during such calendar year. If [**], then AFFYMETRIX will additionally pay ENZO an amount equal to [**] for such PRODUCTS. AFFYMETRIX can adjust this annual payment if [**.] Any such payments shall be contingent upon ENZO meeting the time, quantity, and quality requirements of AFFYMETRIX for the PRODUCTS, provided that any adjustments shall be only to the extent of any deficiencies in supply by ENZO.

     AFFYMETRIX agrees to permit its books and records related to the product sales to be examined by ENZO on reasonable prior written notice to verify receipts. Examination will take place on reasonable prior written notice, as necessary, but not more often than once per year.

7.   PRODUCT SHIPMENTS

     All PRODUCTS shipped by ENZO to AFFYMETRIX will be shipped F. 0. B. Farmingdale, NY.

8.   FORECASTS AND PURCHASE ORDERS

     AFFYMETRIX will issue a forecast schedule during the [**] covering its estimated requirements for PRODUCTS for the succeeding [**]. Such forecast will be considered for planning purposes only and not a purchase commitment. Within ten (10) business days after the effective date of this AGREEMENT, AFFYMETRIX will issue to ENZO its first forecast schedule, it being understood by the parties that the first forecast for PRODUCTS will be based upon an [**.]

     A purchase order will be issued by AFFYMETRIX at least [**] in advance of the requested delivery of PRODUCT. This purchase order will indicate specific delivery and/or shipping requirements. Orders placed with ENZO may not be canceled by

AFFYMETRIX more than [**] after issuance of the order. ENZO will meet such delivery and/or shipping requirements unless it advises AFFYMETRIX within [**] of the date of such purchase order that it is unable to supply PRODUCT as ordered by AFFYMETRIX, whereupon the parties agree to discuss a revised schedule for delivery of PRODUCT to AFFYMETRIX. After ENZO and AFFYMETRIX agree to the provisions of a revised schedule, ENZO will make reasonable efforts to fulfill the provisions of the revised schedule; in no instance, however, will PRODUCT(s) be shipped [**] after issuance of the purchase order by AFFYMETRIX, unless agreed to by both parties. If ENZO is unable to meet the revised schedule, ENZO may designate interim or temporary manufacturers to manufacture PRODUCTS for ENZO, until such time as ENZO is ready to recommence supply by itself to AFFYMETRIX.

     Each purchase order shall be governed by the relevant provisions of this AGREEMENT (unless otherwise expressly provided in the individual purchase order and confirmed in writing by ENZO and AFFYMETRIX) and no term or condition which may appear in the printed matter in an AFFYMETRIX order form or any ENZO form that is contrary to the provisions of this AGREEMENT shall be binding on either party or apply to any transaction under this AGREEMENT.

9.   PRODUCT DELIVERIES AND SPECIFICATIONS

     Within a reasonable period of time not to exceed thirty (30) calendar days after the effective date of this AGREEMENT, ENZO and AFFYMETRIX will confer for the purpose of drafting and finalizing specifications, formulations, refining the PRODUCT list, such refinements including the use of existing ENZO PRODUCTS or ENZO PRODUCTS under development performing in an equivalent manner, and package inserts for those PRODUCTS in Exhibit B that AFFYMETRIX intends to distribute. The purpose of such conference will also include any other matters or details necessary or appropriate to carry out the provisions of this AGREEMENT.

     When an order is placed by AFFYMETRIX, ENZO shall ship the PRODUCT in accordance with Sections 7 and 8 above. Failure by AFFYMETRIX to notify ENZO of rejection of the PRODUCT within [**] of receipt of PRODUCT will constitute acceptance. ENZO will supply, at the time of shipment of the PRODUCT to AFFYMETRIX, a statement that the PRODUCT conforms to the PRODUCT specifications.[**.]

     AFFYMETRIX shall immediately give written notice to ENZO of any notice, claim, demand, or communication from another for which AFFYMETRIX wishes to obtain indemnification from ENZO. As part of the notice given to ENZO, AFFYMETRIX shall include copies of all correspondence and written materials relating to the notice.

     In its sole and absolute discretion, [**.]

[**.]


10.  SALES PROMOTIONS

     AFFYMETRIX shall exert on its own account its commercially reasonable efforts in sales promotions and advertisement of the PRODUCTS in association with the sale of others of its products. Such efforts may include individual client contact, direct mailings, catalog listings and trade meeting promotions. Upon request, ENZO will provide AFFYMETRIX with literature, technical data, specifications and the like describing any of ENZO's PRODUCTS for the purpose of assisting AFFYMETRIX in the preparation of advertisements, catalogs and other sales and promotional material for the PRODUCTS. AFFYMETRIX will list PRODUCTS in its next available or published product catalog(s) in which the PRODUCTS can be listed after the effective date of this AGREEMENT. ENZO has the right to list the PRODUCTS in its product catalog and other advertisements and sales and promotional materials, it being understood that as a result of such activities of ENZO certain PRODUCTS may be purchased directly from ENZO or its distributors or licensees, and AFFYMETRIX shall be relieved from certain of its payments under Section 6 for any such sales.

11.  PRODUCT WARRANTY

     ENZO warrants that the PRODUCTS manufactured by ENZO for distribution by AFFYMETRIX will meet the specifications described in ENZO's PRODUCT or package inserts. [**.] ENZO further warrants that all relevant quality control tests and quality assurance procedures will be performed for each batch of PRODUCTS so that each batch of PRODUCT conforms with the specifications, and that the PRODUCTS will be contained, packaged and labeled as specified by the product specifications for such PRODUCTS.

12.  STORAGE AND STOCK ROTATION

     ENZO agrees to share with AFFYMETRIX all necessary storage and stock rotation practices which apply to the PRODUCTS.

     AFFYMETRIX further agrees to take reasonable care not to ship PRODUCTS to its customers which have expired, been damaged in shipping and/or handling, or been improperly stored by AFFYMETRIX. AFFYMETRIX will be responsible for damages arising from its shipment to its customers of PRODUCTS that have expired, been damaged in shipping and/or handling, or been improperly stored by AFFYMETRIX.

13.  PRODUCT LABELS AND PACKAGING

     AFFYMETRIX and ENZO agree to ship all PRODUCTS with a joint PRODUCT label and joint PRODUCT insert, both of which prominently include the names

                         ENZO DIAGNOSTICS, INC.
               and
                           AFFYMETRIX, INC.

with their respective company logos where appropriate.

     AFFYMETRIX agrees to package and to ship the PRODUCTS as part of or in association with applicable GeneChip-Registered Trademark- assays containing the package inserts to be finalized in accordance with Section 9 of this AGREEMENT and will use reasonable efforts to cause users of that assay to utilize the PRODUCTS. In that product insert, AFFYMETRIX will recommend and instruct the end-user of that assay to use only the PRODUCTS contained therein. AFFYMETRIX will also advise the end-user of that assay that any warranty for that assay will not be effective as a result of failure to use the PRODUCTS associated with such assays contained therein.

14.  CONFIDENTIALITY

     AFFYMETRIX and ENZO agree that they will not disclose any proprietary and confidential information (collectively "C.I.") made available to them by the other party. Both parties further agree that all C.I. material will be in writing and marked confidential and that they will not make more copies than necessary of documents or materials which are provided under this AGREEMENT, nor will they distribute such documents or materials, or copies thereof, to any third party. Furthermore, both parties agree to return any such documents or materials, or copies thereof, which are provided under this AGREEMENT if directed or requested to do so.

     The above obligations shall not apply to those portions of ENZO's and AFFYMETRIX's C.I. which (1) are or become generally publicly available through no act or failure to act by the recipient party, (2) were demonstrably known to the receiving party prior to disclosure under this AGREEMENT, or (3) are subsequently disclosed by a third party having a legal right to do so and not having a confidential relationship with respect thereto.

15.  FORCE MAJEURE

     No liability shall result to either party from delay in performance or from nonperformance under this AGREEMENT caused by circumstances beyond the control of the party who has delayed performance or not performed. The nonperforming party shall be diligent in attempting to remove any such cause and shall promptly notify the other party of its extent and probable duration.

16.  DURATION AND TERMINATION

     This AGREEMENT shall become effective as of the date of the last signing party below, and it will continue for a period of three (3) years. Unless terminated, it will continue thereafter for successive renewal terms of one
(1) year each. Thereafter, or six (6) months prior to the end of the initial three year period in the case where termination at the end of the initial three year period is desired, either party may terminate this AGREEMENT without cause at any time by giving the other party notice in writing at least six (6) months in advance of the effective termination date stated in such written notice. Notwithstanding the foregoing provisions of this paragraph, all other provisions in this AGREEMENT relating to termination, including Sections 3 (Assignment) and 17 (Indemnification) will remain in full force and effect.

     Upon termination of this AGREEMENT all distribution and use rights to AFFYMETRIX will be deemed immediately canceled and will revert in toto to ENZO.

17.  INDEMNIFICATION

     Except as set forth in and subject to the following paragraphs of this section, no party shall be liable for damages related to the PRODUCTS of this AGREEMENT arising from the fault or acts of commission or omission of the other party.

[**.]

Notwithstanding anything herein to the contrary, [**.]

     The obligations of AFFYMETRIX set forth in this section shall be binding on its successors, assigns, or trustees, and shall survive liquidation, insolvency, bankruptcy, sale, receivership, and general assignment of AFFYMETRIX and its successors in interest. No assignment or delegation by AFFYMETRIX shall relieve it of its obligations under this section. [**.]

     The obligations of AFFYMETRIX set forth in this section shall survive the termination of this AGREEMENT for any reason, even if such termination is based on ENZO's breach of this AGREEMENT. Any breach by AFFYMETRIX of its obligations set forth in this section shall be deemed material and shall entitle ENZO to terminate this AGREEMENT immediately and without affording AFFYMETRIX an opportunity to cure.

[**.]

     Any breach of this provision by AFFYMETRIX will be considered a material breach of this AGREEMENT, affording ENZO a right to terminate immediately without notice for cause.

18.  NOTICES

     All notices to be given with respect to this AGREEMENT shall be in writing and shall be deemed effectively given:
     when telecopied or faxed, receipt acknowledged; or when addressed as set forth below, or to such other address that either party designates by written notice to the other party by Federal Express or similar overnight courier:

     ENZO:
          Enzo Diagnostics, Inc.
          c/o Enzo Biochem, Inc.
          527 Madison Avenue, 9th Floor
          New York, NY 10022
          Attn:  Dr. Barbara E. Thalenfeld
          Vice President, Corporate Development
          Fax No.: (212) 583-0150.

     AFFYMETRIX:
          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          Attn: President
          Fax No.: (408) 481-0422.


19.  GOVERNING LAW

     This AGREEMENT is made under and shall be governed by the laws of the State of New York.

20.  WAIVER

     Waiver by ENZO or AFFYMETRIX of any provision of this AGREEMENT shall not be deemed a waiver of future compliance therewith and such provision as well as all other provisions hereunder shall remain in full force and effect.

21.  COMPLIANCE WITH LAWS

     Each party will comply with all United States laws, ordinances and regulations properly applicable to the manufacture, sale and distribution of the PRODUCTS described herein. Where applicable, the parties will comply with the laws of the country in which the product is being sold.

22.  HEADINGS

     All headings of the clauses of this AGREEMENT are inserted for convenience only and shall not affect any construction or interpretation of this AGREEMENT.

23.  SEVERABILITY

     In the event that any clause of this AGREEMENT shall be found to be void or unenforceable, such finding shall not be construed to render any other clause of this AGREEMENT either void or unenforceable, and all other clauses shall remain in full force and effect unless the clause(s) which is/are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either party.

24.  ENTIRETY

     This AGREEMENT together with the EXHIBITS attached hereto embodies the entire understanding between AFFYMETRIX and ENZO, and there are no contracts or prior drafts of the AGREEMENT, understandings, conditions, warranties or representations, oral or written, express or implied, with reference to the subject matter hereof which are not merged herein. Except as otherwise specifically stated, no modification hereto shall be of any force or effect unless (1) reduced to writing and signed by both parties hereto, and (2) expressly referred to as being modifications of this AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives on the dates indicated below.

ENZO DIAGNOSTICS, INC.                   AFFYMETRIX, INC.


By:         /s/                          By:          /s/
   ----------------------------------       ----------------------------------

Printed Name  DEAN LEE ENGELHARDT        Printed Name STEPHEN P.A. FODOR, Ph.D.
             ------------------------                 -------------------------

Title:   Senior Vice President           Title:  President and CEO
      -------------------------------            ------------------------------

Date:    April 20, 1998                  Date:   April 24, 1998
      -------------------------------            ------------------------------

AFFYMETRIX.FINAL DA.4.20.98


                                    *******

                                   EXHIBIT A

[**]

                                   EXHIBIT B

[**]

                                   EXHIBIT C
                            AFFYMETRIX AFFILIATES


                     THIS PAGE IS INTENTIONALLY LEFT BLANK

                                   EXHIBIT D

                            AFFYMETRIX DISTRIBUTORS


                          Amersham Pharmacia Biotech